EXHIBIT 10.3

Agreement

Project Phar Lap
Separation agreement

General Finance Corporation GFN U.S. Australasia Holdings, Inc. Royal Wolf Holdings Limited Royal Wolf Trading Australia Pty Limited

Contents

Table of contents

1	Interpretation and definitions 2

1.1	Interpretation 2
1.2	Definitions 2
1.3	Agreement components 2

2	IPO 2

2.1	Pre-Prospectus lodgement matters 2
2.2	Pre-Completion matters 2
2.3	Completion 3

3	Encumbrances 4

3.1	Release of Encumbrances 4
3.2	Release of securities after Completion 4

4	Intellectual property 4

5	Information 5

5.1	FloatCo to provide GFN with information 5
5.2	Inside Information 6
5.3	Confidentiality 6

6	Governance 7

7	Costs 8

8	General 8

8.1	Governing law and jurisdiction 8
8.2	Notices 8
8.3	Invalidity and enforceability 9
8.4	Waiver 9
8.5	Variation 9
8.6	Assignment of rights 9
8.7	Further action to be taken at each party’s own expense 10
8.8	Entire agreement 10
8.9	Counterparts 10
8.10	Exercise of rights 10

Schedules

Notice details    12

Interpretation    13

Definitions    14

Inter-Company Loan    20

Assignment of Royal Wolf IP    22

Amounts to be repaid    26

Signing page    27

i

Separation agreement

Date ► 13 May 2011

Between the parties
GFN	General Finance Corporation a Delaware corporation with a business address of 39 East Union Street, Pasadena, California 91103, United States of America
GFN US	GFN U.S. Australasia Holdings, Inc. a Delaware corporation with a business address of 39 East Union Street, Pasadena, California 91103, United States of America
FloatCo	Royal Wolf Holdings Limited ABN 91 121 226 793 of Suite 203, Level 2, 22-28 Edgeworth David Avenue, Hornsby NSW 2077
RWTA	Royal Wolf Trading Australia Pty Limited ABN 38 069 244 417 of Suite 203, Level 2, 22-28 Edgeworth David Avenue, Hornsby NSW 2077

Recitals
1 FloatCo proposes to undertake the IPO and list on the ASX.

2 FloatCo is, as at the date of this agreement, a wholly-owned, Subsidiary of GFN US, of which GFN and Bison hold 86.2% and 13.8% of the share capital, respectively.

3 GFN is listed on NASDAQ and subject to regulation by the SEC.

4 At or immediately following Completion:

• under, and subject to, the terms of the Bison Agreement, GFN will, among other things, acquire Bison’s 13.8% shareholding in GFN US;

• FloatCo will remain an indirect subsidiary of GFN, with GFN expecting to hold not less than a majority of the Shares on issue immediately following Completion; and

• FloatCo will implement, or will procure the implementation of,  as the case may be, the Restructure.

5 The parties have entered into this agreement to ensure the proper implementation of the arrangements described in the Prospectus and to put in place arrangements necessary to separate the FloatCo Group from the GFN Group on and from Completion.

The parties agree as follows:

1	Interpretation and definitions

1.1	Interpretation

Schedule 2 contains interpretation rules for this agreement.

1.2	Definitions

Schedule 3 contains definitions used in this agreement.

1.3	Agreement components

This agreement includes any schedule.

2	IPO

2.1	Pre-Prospectus lodgement matters

GFN must procure (to the extent not previously done) that, prior to lodgement of the Prospectus with ASIC, all necessary steps are taken (including the filing of any documents with the ASIC and obtaining necessary consents from Bison) to ensure that FloatCo converts to a public company and changes its name to “Royal Wolf Holdings Limited”.

2.2	Pre-Completion matters

(a)	FloatCo must procure that a general meeting of FloatCo is convened prior to Completion to approve the Share Split and the appointment of each director of FloatCo named in the Prospectus.

(b)
GFN must procure that the Share Split and the appointment of each director of FloatCo named in the Prospectus (along with any other matters deemed by the FloatCo Board as necessary or desirable to put to the Shareholders in connection with the IPO) are approved by GFN US at such meeting.

(c)	Subject to:

(1)	all of the conditions precedent to the Underwriter’s obligations under the Underwriting Agreement being satisfied and the Underwriter’s obligations under that agreement not having been terminated; and

(2)	all of the conditions precedent to ANZ’s obligations under the New Debt Facility (other than Completion) being satisfied and ANZ’s obligations under that facility not having been terminated,

FloatCo must, immediately prior to Completion effect a subdivision of its Shares into the number disclosed in the Prospectus as the number of Shares held by GFN US prior to Completion (having previously taken such steps as are necessary to permit such a Share subdivision, including in accordance with section 254H of the Corporations Act).

(d)	The parties must use all reasonable endeavours to satisfy the conditions referred to in this clause 2.2.

2.3	Completion

On or prior to Completion:

(a)
Floatco must prepay or repay (as applicable), or procure that the applicable FloatCo Group member prepays or repays (as applicable), the amounts or issue the Shares, as the case may be, set out in Schedule 6, being equivalent to all amounts outstanding under:

(1)	the Bison Notes, including any prepayment premium, in accordance with section 3.1 of each Bison Note (having:

(A)	provided, or obtained a waiver of the requirement for, sufficient and due notice of prepayment under section 3(b) of each Bison Note; and

(B)	obtained any necessary consents under its financing arrangements to permit such prepayment or repayment),

and must procure the termination of, and release of the security granted to Bison under, the Related Agreements;

(2)	the GFN US Note; and

(3)	the Management Fees.

(b)	FloatCo must make the Inter-Company Loan to RWTA and procure that RWTA applies the proceeds of the Inter-Company Loan to pay the Trademark Fees and the Relevant Amount of the Existing Debt Facility.

(c)	Following the payment referred to in clause 2.3(a)(2), FloatCo and GFNA Finance agree that the GFNA Note is terminated, released and discharged.

(d)	Subject to FloatCo complying with clause 2.3(a), GFN must acquire from Bison all of the capital stock of GFN US that it does not already own in accordance with the terms of the Bison Agreement,

and GFN:

(e)
acknowledges that, upon receipt of the amounts or issue of the Shares, as the case may be, referred to in clauses 2.3(a) and 2.3(b), all of FloatCo’s or the applicable FloatCo Group member’s obligations under the GFN US Note are discharged and no FloatCo Group member will owe any amount of Financial Indebtedness to a GFN Group member and no GFN Group member will hold any Encumbrance in a FloatCo Group member or any of their respective present or future property; and

(f)
agrees that the Management Agreement terminates, and is of no further force or effect, with effect from Completion and that, subject to FloatCo complying with clause 2.3(a) in so far as it related to the Management Fees, RWTA’s obligations under that document are wholly and unconditionally satisfied and discharged from that time.

For the purposes of the payments referred to in clause 2.3(a), Bison or GFN, as applicable, may give a direction to FloatCo to pay or procure the payment of some or all of the relevant amount to the other in accordance with the Bison Agreement including ‘True-up Obligations’ set out in section 2 thereof, and such payments will be treated as payments made for the purposes of clause 2.3(a).

2.4	Post-Completion

(a)
As soon as practicable after Completion (and, in any case, no later than required under the terms of the New Debt Facility), FloatCo must undertake the Restructure, and all parties agree to take, or procure the taking of, all reasonable steps and provide, or procure the provision of, all reasonable assistance required to undertake the Restructure in a manner reasonable determined to be most effective from a tax, stamp duty, accounting and legal perspective, including, if determined to be appropriate in accordance with this clause, the approval of the de-registration or liquidation of the relevant entities, reductions in capital and intra-group loans or equity subscriptions.

(b)	Despite anything else, the parties acknowledge that the Pac-Van Contract will continue in accordance with its terms.

3	Encumbrances

3.1	Release of Encumbrances

The parties agree that Completion will not proceed unless contractual arrangements are in place to ensure the release on the Completion Date of all Encumbrances, guarantees, obligations and commitments provided by any members of the:

(a)
GFN Group to any person relating to loans or financial accommodation or other obligations of any member of the FloatCo Group on the basis that thereafter no member of the GFN Group will have any further contingent liability in respect thereof; and

(b)
FloatCo Group to any person relating to loans or financial accommodation or other obligations of any member of the GFN Group on the basis that thereafter no member of the FloatCo Group will have any further contingent liability in respect thereof.

3.2	Release of securities after Completion

Without diminishing or prejudicing the obligations in clause 3.1, if it is found after Completion that there remains any Encumbrance, guarantee, obligation or commitment provided by any member of the:

(a)
GFN Group in respect of any loans or financial accommodation or other obligations of any member of the FloatCo Group (GFN Securities), Floatco must procure the release of each of the GFN Securities (and indemnify any member of the GFN Group to the extent such member suffers loss as a result of any such GFN Security remaining outstanding); and

(b)
FloatCo Group in respect of any loans or financial accommodation or other obligations of any member of the GFN Group (FloatCo Securities), GFN must procure the release of each of the FloatCo Securities (and indemnify any member of the Floatco Group to the extent such member suffers loss as a result of any such Floatco Security remaining outstanding).

4	Intellectual property

Subject to payment of the amounts or issue of the Shares, as the case may be, referred to in clauses 2.3(a) and 2.3(b):

(a)	GFN and RWTA hereby terminate the Trademark Licence, with effect from Completion.

(b)	GFN hereby assigns to FloatCo all right, title and interest in the Royal Wolf IP, free of encumbrances and third party rights, with effect from Completion.

(c)	FloatCo agrees to pay to GFN A$3.3 million (exclusive of GST) in twenty-two (22) monthly instalments of A$150,000 (exclusive of GST) on the first day of each month following Completion.

(d)
RWTA hereby assigns to FloatCo the ‘royalwolf.com.au’ domain name, free of encumbrances and third party rights, with effect from Completion, and FloatCo agrees to pay RWTA $10 (exclusive of GST), receipt of which is hereby acknowledged, for this assignment.

(e)
The assignments in clauses 4(b) and 4(d) include the right to take action (and recover and retain damages or an account of profits or any other available remedy) against any third party for infringement of, or passing off or misleading and deceptive conduct (whether or not the infringement took place before the date of this agreement).

(f)	On Completion:

(1)	GFN and FloatCo must duly execute the assignment of trade marks set out in Schedule 5 and provide the original executed assignment to the other; and

(2)	RWTA must provide to FloatCo all forms executed by RWTA for the transfer of the ‘royalwolf.com.au’ domain name to FloatCo and the registry keys for the ‘royalwolf.com.au’ domain name; and

(3)	each of GFN and RWTA must provide to FloatCo:

(A)	the source code related to the web site hosted at www.royalwolf.com.au; and

(B)	any other information reasonably requested by FloatCo in relation to the assignments in clauses 4(b) and 4(d).

(g)	After Completion, GFN and RWTA agree to do all other things, including executing any documents, necessary to have the assignments in clauses 4(b) and 4(d) recorded or to give effect to this clause 4.

5	Information

5.1	FloatCo to provide GFN with information

FloatCo acknowledges that GFN and its Affiliates must comply with various obligations under Applicable Laws, financial and tax reporting obligations and other compulsory requirements of applicable legal, governmental, taxation, regulatory (including stock exchange) or licensing authorities, and agrees to provide to GFN, subject at all times to any Applicable Laws, undertakings given to regulators by FloatCo and any member of the FloatCo Group, and any contractual commitments of FloatCo and any member of the FloatCo Group (including in relation to confidentiality):

(a)
such financial or other information (including Confidential Information) as GFN  requests in order that GFN and its Affiliates may comply with their obligations under Applicable Laws, including financial and tax reporting obligations, and with other compulsory requirements of any applicable legal, governmental, taxation, regulatory (including stock exchange) or licensing authorities, including:

(1)	reasonable comfort letters, certificates and consents (without liability) and providing access to auditors reports;

(2)	any reconciliation of financial statements to United States generally accepted accounting principles;

(3)	assisting with the preparation of any pro forma financial information;

(4)	information needed for reports and filings under U.S. securities and other applicable laws;

(5)	providing schedules and calculations required for U.S. tax reporting purposes; and

(6)	providing annual budgets and updated forecasts,

and FloatCo acknowledges that the financial reporting obligations of the GFN Group are on a monthly, quarterly and annual basis, and agrees to use all reasonable endeavours to provide the information referred to in this clause 5.1(a) in a form and manner historically and reasonably requested by GFN to enable GFN to comply with those obligations, and specifically acknowledges and agrees to provide (and, where applicable, to procure the provision of) to GFN:

(7)	flash results (including revenues, EBITDA and key metrics) for each month by the 10th Business Day following month end;

(8)	full profit and loss, balance sheet and cash flows for each month by the 10th Business Day following month end;

(9)
final sign-off on financials for each quarter by the 15th Business Day following quarter end, including certification of compliance with the U.S. Sarbanes-Oxley Act 2002, as amended, and other legal requirements prior to the filing by GFN of periodic public reports;

(10)
sign-off from FloatCo’s auditor of FloatCo’s results to GFN (quarterly review under SAS 100 guidelines) for each quarter by the 20th Business Day following quarter end (including all relevant US GAAP adjustments); and

(11)	sign-off from FloatCo’s auditor that all numbers reported to GFN for each year have been audited by the 30th Business Day following year end (including all relevant US GAAP to A-IFRS adjustments); and

(b)	information as GFN reasonably requests for the purpose of assisting GFN or any of its Affiliates in arranging any acquisition, debt or equity financing from time to time; and

5.2	Inside Information

If FloatCo provides Inside Information to GFN, (without limiting clause 5.3) GFN must not disclose any of that information (for so long as it remains Inside Information) to any other person except with the prior written consent of FloatCo (and it is further acknowledged that FloatCo may, to ensure compliance with its obligations under Applicable Laws, including ASX requirements, release to ASX any information provided to GFN), provided that if GFN is required by applicable law to disclose the Inside Information, GFN shall be permitted to make such disclosure.

5.3	Confidentiality

Where GFN or its Affiliates receive Confidential Information in relation to the FloatCo Group, GFN must not, and must ensure that its Affiliates to whom it provides Confidential Information do not, disclose such Confidential Information other than:

(a)	with the prior written consent of the applicable FloatCo Group member;

(b)
to their professional advisers unless such disclosure would be in breach of any undertakings binding on a member of the FloatCo Group (to the extent such undertakings applied when the Confidential Information was received by GFN or its Affiliates); and

(c)	if and to the extent required to comply with Applicable Laws, including:

(1)	in connection with the meeting of the financial reporting obligations referred to in clause 5.1;

(2)	in connection with the maintaining of the listing of GFN securities on any stock exchange;

(3)	to any taxation authorities, any regulatory authority and any other governmental or public authorities,

subject, in the case of Confidential Information which is Inside Information, to the provisions of clause 5.2. GFN shall procure compliance with, and be responsible and liable for any breach of, this clause 5.3 by any person (including any of their Affiliates) to whom GFN or any of its Affiliates disclose Confidential Information.

6	Governance

6.1	Audit, risk and compliance committee

While GFN holds more than 50% of the Shares, FloatCo will ensure its Audit, Risk and Compliance Committee (FloatCo ARC) will:

(a)	take into account the views of the GFN Audit Committee where the Committee considers those views to be appropriate in FloatCo’s circumstances;

(b)
subject to law (including director’s duties), will recommend the appointment of the same external auditor for A-IFRS public reporting purposes as the auditor appointed by GFN for US GAAP public reporting purposes, provided that the Committee considers that to be appropriate in FloatCo’s circumstances; and

(c)
to the extent that the United States Sarbanes–Oxley Act of 2002 or other applicable laws impose requirements applicable to GFN which require steps to be taken by FloatCo, the FloatCo ARC will ensure that those steps are taken to the extent permitted by law (including directors duties).

6.2	Nomination and remuneration committee

While GFN holds more than 50% of the Shares:

(a)
Prior to proposing or entering into any agreement or arrangement relating to employment or remuneration with any person deemed to be a “named executive officer” under U.S. securities laws (or any amendment to any such existing or future agreement or arrangement) (Relevant Proposal), take into account the views of the GFN Compensation Committee where the GFN Compensation Committee considers those views to be appropriate in FloatCo’s circumstances; and

(b)	Following the consultation required under clause 6.2(a), a Relevant Proposal must not be implemented unless it has been approved:

(1)	unanimously by the directors of FloatCo entitled to vote on the resolution; or

(2)	by an ordinary resolution of the shareholders of FloatCo.

6.3	Acquisitions and issues of Equity Securities

While GFN holds more than 50% of the Shares:

(a)
FloatCo will obtain the approval of the GFN board of directors prior to entering into any agreement to (i) complete an asset acquisition or business combination involving the payment or receipt of consideration equal to or greater than US$10 million or (ii) sell or dispose of assets other than in the ordinary course of business.  This clause 6.3(a) shall not apply to the acquisition of inventory, lease fleet and maintenance equipment in the ordinary course of business;

(b)
Unless GFN agrees otherwise, any Equity Securities which are to be allocated under any employee or executive incentive plan will be sourced by purchasing them in the market rather than by issuing them (provided that nothing in this clause 6.3(b) prevents Floatco from issuing options or similar rights to receive Equity Securities where those underlying Equity Securities will be purchased in the market); and

(c)	Unless GFN agrees otherwise and except as permitted under clause 6.3(b), any Equity Securities issued by Floatco must have been offered to shareholders on a pro rata basis.

7	Insurance

GFN and FloatCo will endeavour to purchase directors and officers insurance jointly and pay their share of the premiums for such insurance in proportion to their respective market capitalisations as of the commencement date of each policy period for the directors and officers insurance.

8	Costs

FloatCo will pay all of the costs and expenses of the IPO from the proceeds of the IPO.

9	General

9.1	Governing law and jurisdiction

This agreement is governed by the law in force in New South Wales.

9.2	Notices

Any notice or other communication including any request, demand, consent or approval, to or by a party to this agreement:

(a)	must be in legible writing and in English addressed as shown immediately beneath the name of the party to whom it is addressed in Schedule 1 or as specified to the sender by any party by notice;

(b)	where the sender is a company, must be signed by an officer or under the common seal of the sender;

(c)	is regarded as being given by the sender and received by the addressee:

(1)	if by delivery in person, when delivered to the addressee;

(2)	if by post, 3 Business Days from and including the date of postage; or

(3)	if by facsimile or electronic mail transmission, whether or not legibly received, when transmitted to the addressee,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day; and

(d)
can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after transmission is received or regarded as received under clause 9.2(c) and informs the sender that it is not legible.

In this clause 9.2, a reference to an addressee includes a reference to an addressee’s officers, agents or employees.

9.3	Invalidity and enforceability

(a)
If any provision of this agreement is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)
Clause 9.3(a) does not apply where enforcement of the provision of this agreement in accordance with clause 9.3(a) would materially affect the nature or effect of the parties’ obligations under this agreement.

9.4	Waiver

No party to this agreement may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.

The meanings of the terms used in this clause 9.4 are set out below.

Term	Meaning
conduct	includes delay in the exercise of a right.
right	any right arising under or in connection with this agreement and includes the right to rely on this clause.
Waiver	includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

9.5	Variation

A variation of any term of this agreement must be in writing and signed by the parties.

9.6	Assignment of rights

(a)	Rights arising out of or under this agreement are not assignable by a party without the prior written consent of the other parties.

(b)	A breach of clause 9.6(a) by a party entitles the other parties to terminate this agreement.

(c)	Clause 9.6(b) does not affect the construction of any other part of this agreement.

9.7	Further action to be taken at each party’s own expense

Each party must, at its own expense, do all things and execute all documents necessary to give full effect to this agreement and the transactions contemplated by it.

9.8	Entire agreement

This agreement states all the express terms agreed by the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

9.9	Counterparts

This agreement may be executed in any number of counterparts.

9.10	Exercise of rights

(a)
Unless expressly required by the terms of this agreement, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this agreement.

(b)
A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this agreement. Any conditions must be complied with by the party relying on the consent, approval or waiver.

Schedules

Table of contents

Notice details                    12

Interpretation                    13

Definitions                     14

Inter-Company Loan                20

Assignment of Royal Wolf IP            22

Amounts to be repaid               26

Schedule 1

Notice details

General Finance Corporation and GFN U.S. Australasia Holdings, Inc.
Address	39 East Union Street, Pasadena, California 91103, United States of America
Attention	Christopher A Wilson, General Counsel & Vice President
Fax	+1 626 795 8090
Email	cwilson@generalfinance.com

Royal Wolf Holdings Limited
Address	Suite 203, Level 2, 22-28 Edgeworth David Avenue, Hornsby NSW 2077
Attention	Robert Allan, Chief Executive Officer
Fax	+61 2 9482 3477
Email	rallan@royalwolf.com.au

Schedule 2

Interpretation

1.1	Interpretation rules

In this agreement:

(a)	Headings and bold type are for convenience only and do not affect the interpretation of this agreement.

(b)	The singular includes the plural and the plural includes the singular.

(c)	Words of any gender include all genders.

(d)	Other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning.

(e)	An expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual.

(f)	A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this agreement.

(g)	A reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re enactments of any of them.

(h)	A reference to a document includes all amendments or supplements to, or replacements or novations of, that document.

(i)	A reference to a party to a document includes that party’s successors and permitted assignees.

(j)	A reference to an agreement other than this agreement includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing.

1.2	Interpretation of inclusive expressions

Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

1.3	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

Schedule 3

Definitions

The meanings of the terms used in this agreement are set out below.

Term	Meaning
Affiliate
a person is an “affiliate” of another person, if one is directly or indirectly controlled by that other person or if both are directly or indirectly controlled by another person; and for the purposes of this definition only “control” of a person means the right to (i) elect or appoint a majority of the directors (or persons or entities performing a similar function) of such person, (ii) the ability to otherwise exercise a majority of the voting rights in respect of that person, or (iii) the ability to otherwise control the management of such person whether by virtue of the terms of its constitutional documents, contractual rights, or otherwise; and “controlled” and “controlling” have a corresponding meaning.

ANZ	Australia and New Zealand Banking Group Limited.
Applicable Laws
all relevant legal, corporate governance and regulatory requirements, rules and obligations in any jurisdiction relevant to any of the parties (and their Affiliates) and/or the Shares (and including Australia and the United States), including the Corporations Act, the Listing Rules and the ASX Corporate Governance Principles and applicable securities laws in the United States.

ASIC	Australian Securities and Investments Commission.
ASX	Australian Securities Exchange.
ASX Corporate Governance Principles	the Corporate Governance Principles and Recommendations (Second Edition) published by ASX and prepared by the ASX Corporate Governance Council, as may be amended or replaced from time to time.
Bison	Bison Capital Australia, L.P., a Delaware limited partnership.
Bison Agreement	the letter agreement dated as of 13 May 2011 between Bison, GFN, GFN US, FloatCo and GFNA Finance in relation to, among other things, the transfer of Bison’s 13.8% shareholding in GFN US to GFN.

Bison Notes
1 the 13.5% secured senior subordinated promissory note dated 13 September 2007  in the original principal amount of A$20,000,000; and

2 the 13.5% secured senior subordinated promissory note dated 1 May 2008 in the original principal amount of A$5,889,281.50,

each made by GFNA Finance and held by Bison.

Business Day	a day on which banks are open for business in Sydney, Australia excluding a Saturday, Sunday or public holiday.
Completion	the issue of Shares under the IPO.
Completion Date	the date on which Completion occurs.
Confidential Information
any information of a secret or confidential nature acquired from and concerning the FloatCo Group or any member of the FloatCo Group other than any such information which:
1 was in the possession of or was known to the receiving person prior to its receipt, directly or indirectly, from FloatCo (other than through a breach of any provision of this agreement); or

2 is independently developed by the receiving person without using such information; or

3 is or becomes public knowledge without the fault of the receiving person; or

4 is or becomes available to such person from a source other than FloatCo in circumstances where the receiving person is not aware that disclosure has been made in breach of an obligation of confidentiality.

Encumbrance
an interest or power:
1 reserved in or over an interest in any asset including any retention of title; or

2 created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above.

Existing Debt Facility
the senior secured creditor facility evidenced by the letter of offer to Royal Wolf Australia Group between each member of the FloatCo Group and ANZ, dated on or about 10 September 2007, as varied by variation letters dated 3 March 2008, 1 May 2008, 14 May 2009, 29 June 2010, 22 December 2010 and 31 December 2010, and restated by letters dated 1 July 2008, 17 December 2008 and 29 June 2009.

Equity Security	has the meaning given in the ASX Listing Rules.
Financial Indebtedness
any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:
1 bill of exchange, bond, debenture, note or similar instrument;

2 acceptance, endorsement or discounting arrangement;

3 guarantee;

4 finance or capital lease;

5 agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service;

6 obligation to deliver goods or provide services paid for in advance by any financier; or

7 agreement for the payment of capital or premium on the redemption of any preference shares; or

and irrespective of whether the debt or liability:
8 is present or future;

9 is actual, prospective, contingent or otherwise;

10 is at any time ascertained or unascertained;

11 is owed or incurred alone or severally or jointly or both with any other person; or

12 comprises any combination of the above.

FloatCo Board	the board of directors of FloatCo.
FloatCo Group	Floatco and its Subsidiaries from time to time, following Completion.
GFNA Finance	GFN Australasia Finance Pty Limited (ABN 46 121 227 790).
GFN Group	GFN and its Affiliates and Subsidiaries from time to time, following Completion, excluding (for the avoidance of doubt) members of the FloatCo Group.
GFNA Note	the subordinated promissory note dated 15 November 2007 in the original amount of US$30,005,443 made by GFNA Finance and held by FloatCo.

GFN US Note	the subordinated promissory note dated 15 November 2007 in the original amount of US$30,005,443 made by FloatCo and held by GFN US.
GFN US	GFN U.S. Australasia Holdings, Inc., a Delaware corporation.
Government Agency	any government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.
Hi-Tech	Royal Wolf Hi-Tech Pty Ltd (ACN 079 735 050).
Inside Information	has the meaning given to it in section 1042A of the Corporations Act.
Intellectual Property
all current and future intellectual and industrial property rights and interests throughout the world, whether registered or unregistered, including trade marks, designs, patents, inventions, copyright and analogous rights, confidential information, trade secrets, know-how and other intellectual property rights as defined in Article 2 of the convention establishing the World Intellectual Property Organisation of 14 July 1967 as amended from time to time, and any right to apply for registration of, or any application for, such rights.

Inter-Company Loan	a loan in a principal amount of $28 million made by FloatCo to RWTA, substantially on the terms set out in Schedule 4.
IPO	an initial public offering, and listing on ASX, of newly issued Shares to raise approximately A$91.5 million in the first half of calendar year 2011.
Listing Rules	the official listing rules of ASX.
Management Agreement	the management fees agreement, dated 1 July 2008, between GFN, RWTA and other.
Management Fees	the fees due and payable or accrued to GFN under the Management Agreement as of Completion.
NASDAQ	The NASDAQ Global Market operated by The Nasdaq OMX Group, Inc.

New Debt Facility
the senior secured credit facilities in the aggregate principal amount of A$103,000,000 facilities comprising the multi-option facility, the interchangeable facility, the electronic payaway facility and the encashment facility between ANZ, FloatCo and RWTA, as set out in ANZ’s letter offer dated 25 March 2011 and countersigned by FloatCo and RWTA immediately prior to lodging the Prospectus.

Pac-Van Contract	the supply agreement dated 29 October 2009 between Pac-Van, Inc., a company organised under the laws of the State of Indiana, United States, and RWTA.
Prospectus	the prospectus to be lodged with ASIC under section 718 of the Corporations Act by FloatCo in connection with the IPO.
Related Agreements
1 the Securities Purchase Agreement dated 13 September 2007 among Bison, GFN, GFN US, FloatCo and GFNA Finance, as amended by the First Amendment to the Securities Purchase Agreement dated 1 May 2008;

2 the Deed of Charge dated 14 September 2007 among GFNA Finance and Bison;

3 the Guaranty dated 13 September 2007 among GFN, GFN US, FloatCo and Bison;

4 the Royal Wolf Intercreditor Deed dated 12 September 2007 among ANZ, GFN, GFN US, Bison, FloatCo, RWTA, GFNA Finance, RWA and Hi-Tech;

5 the Deed of Amendment and Restatement – Intercreditor Deed dated 1 May 2008 among ANZ, GFN, GFN US, Bison, RWTA, GFNA Finance, RWA, FloatCo and Hi-Tech;

6 the Security Agreement dated 1 May 2008 among GFNA Finance and Bison;

7 the Stock Pledge Agreement dated 1 May 2008 among GFNA Finance and Bison Capital Equity Partners II, L.P., a Delaware limited partnership; and

8 the Guaranty dated 1 May 2008 among GFN, GFN US, FloatCo and Bison.

Relevant Amount	A$26,900,000.
Restructure
the de-registration or liquidation of GFNA Finance, RWA and Hi-Tech, such that FloatCo’s sole direct subsidiary is Royal Wolf Trading Australia Pty Limited (RWTA) (and it indirectly holds RWTA’s subsidiaries, Royalwolf Acquisition Co. Limited and Royalwolf Trading New Zealand Limited).

Royal Wolf IP
1 the ROYAL WOLF trade mark, Australian trade mark registration number 774165 and the trade marks the subject of such registration, and the copyright in such trade marks;

2 all other trade marks or service trade marks used by RWTA and the copyright in such trade marks;

3 all right, title and interest in the web site www.royalwolf.com.au including all copyright and all other rights or forms of protection of a similar nature which may subsist anywhere in the world, including databases and software, including the content and design of such website, for the duration of such rights throughout the world;

4 all rights GFN has in the royalwolf.com.au domain name; and

5 any other Intellectual Property owned by GFN which relates to the ‘Royal Wolf’ business in the Territory as defined in the Trademark Licence.

RWA	RWA Holdings Pty Limited (ACN 106 913 964).
SEC	United States Securities and Exchange Commission.
Share	a fully paid ordinary share in the capital of FloatCo.
Share Split	the subdivision of the Shares referred to in clause 2.2(c).
Subsidiary	has the meaning given to it in section 46 of the Corporations Act.
Trademark Fees	the fees due and payable or accrued to GFN under the Trademark Licence as of Completion, as set out in Schedule 6.
Trademark Licence	the trademark licence agreement dated 24 December 2003 between RWTA and GFN (following novations from Triton CSA International BV to RWNZ Acquisition Co Ltd and RWNZ Acquisition Co Ltd to GFN).
Underwriter	Credit Suisse (Australia) Limited and/or any other underwriter of the IPO.
Underwriting Agreement	the underwriting agreement to be entered into in connection with the IPO by the Underwriter, FloatCo and GFN US.
US GAAP	accounting principles generally accepted in the United States.

Schedule 4

Inter-Company Loan

We, being Royal Wolf Trading Australia Pty Limited ABN 38 069 244 417 (Borrower, we or us) request that you, Royal Wolf Holdings Limited ABN 91 121 226 793 (Lender or you), grant us an unsecured, subordinated loan on the terms set out below, with the Loaned Amount (as defined below) advanced to us on or prior to Completion as contemplated in the Separation Agreement, dated [insert] May, 2011 (Separation Agreement). All capitalised terms in this agreement have the meaning given to them in the Separation Agreement, unless stated otherwise.

1	Amount: [insert] (Loaned Amount); Interest: [insert].

2
Maturity date and repayment: The date [insert] years and [insert] days after the date on which the Lender advanced the Loaned Amount to the Borrower. The Loaned Amount is repayable on demand of the Lender to the Borrower.

3	Purpose: The Borrower must apply the Loaned Amount to pay the Trademark Fees and the Relevant Amount of the Existing Debt Facility as contemplated in clause 2.3(b) of the Separation Agreement.

4	Subordination: The rights of the Lender under this agreement are

a.
subordinated in right of payment to the claims of all other creditors of the Borrower in the event of a liquidation of the Borrower (other than persons whose claims against the Borrower are unsecured and unsubordinated); and

b.
rank ahead of all shareholders of the Borrower in the event of the appointment of a liquidator or provisional liquidator of the Borrower (and where the appointment is made by a court, by a court of competent jurisdiction in Australia).

5	Assignment: The Lender may assign, transfer or otherwise dispose of (including by way of in specie dividend or capital distribution) its rights under this agreement.

6
Counterpart: This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may agree to the terms of this agreement by executing a counterpart.

7	Governing law and jurisdiction: This agreement is governed by the laws of New South Wales and the parties irrevocably submit to the non-exclusive jurisdiction of the Courts of New South Wales.

Signed by Royal Wolf Trading Australia Pty Limited by
sign here ►	/s/
Company Secretary/Director
print name
sign here ►	/s/
Director
print name

Signed by Royal Wolf Holdings Limited by
sign here ►	/s/
Company Secretary/Director
print name
sign here ►	/s/
Director
print name

Schedule 5

Assignment of Royal Wolf IP

Date ►

Between the parties
Assignor	General Finance Corporation a Delaware corporation of 39 East Union Street, Pasadena, California 91103, United State of America
Assignee	GFN Australasia Holdings Pty Ltd ABN 91 121 226 793 of Suite 203, Level 2, 22-28 Edgeworth David Avenue, Hornsby NSW 2077

This deed witnesses that in consideration of, among other things, the mutual promises contained in this deed and the payment of A$10.00, receipt of which is hereby acknowledged, the parties agree as set out in the Operative part of this deed:

1	Assignment

(a)
On and from the date of this deed, the Assignor hereby assigns to the Assignee all the right, title and interest in the Australian trade mark registration set out in the Schedule, free of encumbrances and third party rights.

(b)
The assignment in clause 1(a) includes the right to take action (and recover and retain damages or an account of profits or any other available remedy) against third parties for infringement of, or passing off or misleading and deceptive conduct (whether or not the infringement or conduct took place before date of this deed).

2	Further assurances

The Assignor must execute all documents and do all things reasonably requested by the Assignee to:

(a)	enable the Assignee to become registered as the registered owner of the ROYAL WOLF trade mark; and

(b)
assist the Assignee to file or prosecute in its name any application for registration of the ROYAL WOLF trade mark or to defend the ROYAL WOLF trade mark from any cancellation, removal, or amendment application; and

(c)	give effect to this deed.

3	General

(a)	This deed is governed by the laws of New South Wales, Australia.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia.

(c)	A variation of the terms of this deed must be in writing and signed by the parties.

(d)	This deed is the entire agreement between the parties in respect of its subject matter.

(e)	This deed includes any schedule.

(f)	Each party must pay its own legal and other costs and expenses in respect of the subject matter of this deed.

(g)	This deed may be executed in any number of counterparts.

4	Interpretation

In this deed, unless the context otherwise requires:

(a)	headings and bold type are for convenience only and do not affect the interpretation of this deed;

(b)	words importing the singular include the plural and vice versa;

(c)	a reference to a person includes that person’s successors and legal personal representatives; and

(d)	an expression importing a natural person includes any company, corporation or other body corporate.

Schedule

Australian trade mark registration

Registration no.	Trade mark	Classes
774165	ROYAL WOLF	6, 20, 35, 39

Signing page

Executed as a deed

Signed sealed and delivered for General Finance Corporation by his/her/its attorney
sign here ►	/s/
Attorney
print name
in the presence of
sign here ►	/s/
Witness
print name

Signed sealed and delivered by GFN Australasia Holdings Pty Ltd by
sign here ►	/s/
Company Secretary/Director
print name
sign here ►	/s/
Director
print name

Schedule 6

Amounts to be repaid

Reference	Description	Payment
Clause 2.3(a)(1)	Repayment of the Bison Notes, including any prepayment premium.	US$22.63 million; and A$1.13 million
Clause 2.3(a)(2)	Repayment of the GFN US Note	US$35.9 million; and 601,093 Shares for nil additional consideration
Clause 2.3(a)(3)	Payment of the Management Fees	1,297,814 Shares for nil additional consideration
Clause 2.3(b)	Payment of the Trademark Fees	A$1,100,000

Signing page

Executed as an agreement

Signed by General Finance Corporation by
sign here ►	/s/	/s/
	Company Secretary/Director	Director
print name

Signed by GFN U.S. Holdings Australasia, Inc. by
sign here ►	/s/	/s/
	Company Secretary/Director	Director
print name

Signed by Royal Wolf Holdings Limited by
sign here ►	/s/	/s/
	Company Secretary/Director	Director
print name

Signed by Royal Wolf Trading Australia Pty Limited by
sign here ►	/s/	/s/
	Company Secretary/Director	Director
print name